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                                                                    EXHIBIT (23)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in each of Registration Statements No. 33-36976 and No. 333-07129 of Lufkin Industries, Inc. (the "Company") on Form S-8 of our report dated March 5, 2003, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002. The consolidated financial statements of the Company as of and for the year ended December 31, 2002, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the adoption of a new accounting principle and (ii) the application of procedures relating to certain other disclosures and reclassifications of financial statement amounts related to the 2001 and 2000 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP


/s/ DELOITTE & TOUCHE LLP


Houston, Texas

March 26, 2003